                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant    [X]          Commission File No.     0-15424

Filed by a party other than the registrant       [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

               Vaughn Communications, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6 (i) (1), 14a-6 (i) (2)
     or Item 22 (a) (2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6
     (i) (3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
- --------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------

(3)  Filing Party:
- --------------------------------------------------------------------------------

(4)  Date Filed:
- --------------------------------------------------------------------------------

                           VAUGHN COMMUNICATIONS, INC.

               __________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 1996



To the Shareholders of Vaughn Communications, Inc.:

     The 1996 Annual Meeting of Shareholders of Vaughn Communications, Inc. (the "Company") will be held at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota 55402, on Wednesday, June 19, 1995, at 4:00 p.m., for the following purposes:

     (1)  To elect four directors as described in the accompanying Proxy
          Statement.

     (2) To consider and act upon a Proposal to approve the Company's 1995 Non-Employee Directors Stock Option Plan.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on May 1, 1996 will be entitled to vote at the meeting or any adjournments. You are cordially invited to attend the meeting.

     Please sign, date and return the enclosed form of Proxy whether or not you plan to come to the meeting. Your cooperation in promptly signing and returning your Proxy will be helpful and appreciated and will help avoid further solicitation expense.

                                   By Order of the Board of Directors



                                   M. Charles Reinhart
                                   Secretary



Minneapolis, Minnesota
May 20, 1996

                           VAUGHN COMMUNICATIONS, INC.
                              5050 WEST 78TH STREET
                          MINNEAPOLIS, MINNESOTA  55435
                       __________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 19, 1996
                       __________________________________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vaughn Communications, Inc. (the "Company") of proxies in the accompanying form from holders of shares of Common Stock to be voted at the Annual Meeting of Shareholders to be held at the Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, on June 19, 1996, commencing at 4:00 p.m., and at any adjournment thereof.

     As of the close of business on May 1, 1996, the record date for the meeting, the Company had outstanding 3,303,295 shares of its $.10 par value Common Stock entitled to vote at the meeting. The presence of shareholders owning at least 1,651,648 shares of common stock, in person or by Proxy, will constitute a quorum for the transaction of business. Each share is entitled to one non-cumulative vote for each director to be elected and on any additional proposals and matters of business to be brought before the meeting. Common Stock is the only class of voting equity securities currently authorized.

     A shareholder may revoke a Proxy at any time before it is exercised by filing with the Secretary of the Company a revoking statement, by executing a Proxy bearing a later date or by voting in person at the meeting. Mere attendance by the shareholder at the Annual Meeting does not have the effect of revoking a Proxy previously given. When a Proxy in the accompanying form is returned properly signed, the shares represented will be voted in accordance with the shareholder's instructions. If no instructions are indicated on the Proxy, the shares will be voted in favor of the proposals to be considered at the meeting.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail, and, in addition, directors, officers and regular employees of the Company (who will not receive any additional compensation) may solicit proxies personally, by telephone or by special correspondence. The Company will reimburse brokerage firms and others for their expenses in forwarding Proxy materials to the beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying Proxy will be mailed to each shareholder of record as of May 1, 1996 on or about May 20, 1996, together with the Company's Annual Report to Shareholders, including the audited financial statements of the Company for the year ended January 31, 1996, reported on by Ernst & Young LLP, independent auditors.

                                VOTING PROCEDURES

     Where specific instructions are not indicated, the Proxy will be voted FOR the election of all directors as nominated, and FOR the approval of the adoption of the 1995 Non-Employee Director Stock Option Plan. Shareholder abstentions and broker "non-votes" (proxies returned by a broker indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular proposal) will be counted as present or represented at the Annual Meeting of Shareholders for purposes of determining the existence of a quorum. Abstentions with respect to any matter brought to a vote at the Annual Meeting will be treated as shares voted for purposes of calculating the votes cast with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. An affirmative vote of a majority of the shares present or represented at the Annual Meeting is required for the election of each of the nominee directors and for approval of each of the proposals presented at the Annual Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of May 1, 1996, the only persons to the knowledge of the Board of Directors who owned beneficially 5% or more of the Company's outstanding shares of Common Stock, the Common Stock beneficially owned by the named executive officers of the Company set forth in the Summary Compensation Table and by the Company's executive officers and directors as a group were:

Name and Address              Number of Shares
of Beneficial Owner           and Nature of                 Percent
or Identify of Group          Beneficial Ownership(1)       of Class(2)

E. David Willette                  902,755(3)                 25.1%
5050 West 78th Street
Minneapolis, MN  55435

Donald J. Drapeau                   58,835(4)                  1.8%
5050 W. 78th Street
Minneapolis, MN  55435

William D. Dornbusch                94,232(5)                  2.8%
1119 Mercer Street
Seattle, WA  98109

M. Charles Reinhart                107,360(6)                  3.2%
5050 West 78th Street
Minneapolis, MN  55435

Dwight A. Porter                   171,505(7)                  5.2%
and Christina A. Porter
42 Kenwood Parkway
St. Paul, MN  55105

All Executive Officers and       1,653,701(8)                 43.3%
Directors as a Group
(12 persons)
___________________________
(1) Each person or group has sole voting and investment power with respect to all shares beneficially owned by such person or group.

(2) The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1996 for only the respective individual or group.

(3) Includes options to purchase 292,410 shares of Common Stock, none of which may be voted at the meeting.

(4) Includes options to purchase 37,625 shares of Common Stock, none of which may be voted at the meeting.

(5) Includes options to purchase 31,124 shares of Common Stock, none of which may be voted at the meeting.

(6) Includes options to purchase 53,376 shares of Common Stock, none of which may be voted at the meeting.

(7) Information was derived from the shareholders' Schedule 13D as of September 7, 1994 and information as to shares subsequently acquired provided by the shareholders.

(8) Includes options to purchase 514,035 shares of Common Stock, none of which may be voted at the meeting. Of the number of shares beneficially owned by the group, 1,139,666 were outstanding on the record date and are entitled to vote at the meeting (approximately 34.5% of all shares entitled to vote.)


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of its outstanding shares of Common Stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with in a timely manner, except that director Michael R. Sill failed to timely file one report with respect to one transaction.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Articles provides for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three nor more than fifteen members. The Board has set the number of directors at ten. The Articles also classify the Board into three classes, as nearly equal in number as possible, with each director, except as provided in the following paragraph with regard to vacancies, serving a three-year term and with the terms of each class staggered so that, except as provided in the following paragraph with regard to vacancies, only one class is elected at each year's Annual Meeting of Shareholders.

     Vacancies that occur during a term and vacancies that result from any newly created directorships may be filled solely by an affirmative two-thirds majority vote of the continuing directors. In either case, any director appointed to fill such a vacancy is required to stand for election at the next meeting of shareholders. If re-elected, such director's term would end with the term of his or her respective class of directors.

     The proxies named on the enclosed Proxy intend to vote for the election of nominees Robert Harmon, Roger Heegaard, William Smith and Donald Drapeau as the directors to be elected for the term expiring at the 1999 Annual Meeting. Mr. Harmon was one of the persons who was elected by the Board to fill two new directorships created on April 4, 1995, and was elected at last year's Annual Meeting for a term expiring at this year's Annual Meeting. An additional directorship was created by the Board on September 26, 1995, and Donald Drapeau was elected to fill this opening after being elected President and Chief Operating Officer of the Company. Mr. Drapeau succeeds Mr. Willette as President. Mr. Willette remains Chairman and Chief Executive Officer of the Company. Mr. Drapeau must stand for re-election at this year's Annual Meeting. Messrs. Heegaard and Smith are the members of the regular class of directors elected by the shareholders, the term of which will expire at this year's Annual Meeting.

     Two additional directorships were created by the Board on April 4, 1995, in accordance with the Stock Purchase Agreement dated April 4, 1995, between the Company and Jeffrey Johnson and Robert Harmon (the "Centercom Purchase Agreement"), pursuant to which the Company acquired the capital stock and videotape duplication businesses of Centercom, Inc. and Centercom South, Inc. (referred to herein collectively as "Centercom"). (See "Transactions With Management" below). The Centercom Purchase Agreement entitles Messrs. Johnson and Harmon to be nominated by the Company's Board of Directors and serve as directors of the Company and members of the Audit Committee of the Board, until the latter of April 4, 1999, or the date on which they collectively cease to beneficially own at least 1% of the Company's then outstanding shares of Common Stock. In accordance with the Centercom Purchase Agreement, E. David Willette, the Company's Chief Executive Officer, has agreed to vote the shares of the Company's outstanding Common Stock which he beneficially owns for the election of Messrs. Johnson and Harmon as directors of the Company. (See Mr. Willette's current ownership in the table below.)

     Proxies cannot be voted for a greater number of directors than the four directors to be elected at this year's Annual Meeting. Each nominee named above has indicated a willingness to serve; however, in the event any of the nominees should become unable to serve as a director, the Proxy will be voted in accordance with the best judgment of the persons acting under the Proxy.

     Six other current directors have terms that do not expire at this year's Annual Meeting of Shareholders. Each will continue to serve his full term. Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth in the following table:


                                                                               Common Stock Beneficially Owned
                                                                                         May 1 , 1996
                                                                               -------------------------------

                                                                                      Number of
                                                                                      Shares and
                                                                       Served as      Nature of
Name and Age(1)                                                        Director       Beneficial            Percent of
- ---------------         Principal Occupation (2)                       Since          Ownership(3)(4)       Class(4)
                        ------------------------                       ---------      ---------------       --------------------
Rodney P. Burwell      Chairman of the Board, Xerxes Corporation       1993               119,000           3.6%
57                     (Manufacturer of fiberglass underground fuel
                       storage tanks), Minneapolis, Minnesota(5)

Donald J. Drapeau      President and Chief Operating Officer of        1995                58,835           1.8%
42                     the Company

Robert Harmon          Retired former President of Centercom           1995               100,000           3.0%
49                     (video tape duplicator), Milwaukee,
                       Wisconsin(6)

Roger F. Heegaard      Chairman, Homestyles Publishing &               1973                31,000           .9%
69                     Marketing (magazine publishing),
                       Minneapolis, Minnesota

Jeffrey Johnson        Retired former Vice President of                1995               100,000           3.0%
50                     Centercom (video tape duplicator),
                       Milwaukee, Wisconsin(6)

Laurence F.            President, LeJeune Investment Co.               1983                62,600           1.9%
LeJeune                (diversified investments), Minneapolis,
60                     Minnesota

Michael R. Sill        Chairman, Chief Executive Officer of Road       1990                37,000           1.1%
64                     Machinery & Supplies Co. (distribution of
                       construction equipment and services),
                       Minneapolis, Minnesota

William D. Smith       Chief Operating/Financial Officer,              1983                16,019           .5%
45                     Viromed Laboratories, Inc. (laboratory
                       testing and products), Minneapolis,
                       Minnesota(7)


Harold G.   President and Chief Executive Officer, First 1983    24,900.8%
Wahlquist   Community Bank Group, Inc. (bank holding
57          company), Minneapolis, Minnesota


E. David    Chairman of the Board and Chief Executive    1971    902,75525.1%
Willette    Officer and Treasurer of the Company
60

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Messrs. Harmon, Heegaard, Smith, and Drapeau are the nominees for election as directors at this year's Annual Meeting of Shareholders for three-year terms expiring at the 1999 Annual Meeting. Directors Burwell, Sill and Willette will continue in office for the term expiring at the 1997 Annual Meeting. Directors Johnson, LeJeune and Wahlquist will continue in office for the term expiring at the 1998 Annual Meeting.

(2) Except as indicated in the following notes, each person has been engaged in his principal occupation for more than the past five years.

(3) Each person has sole voting and investment power with respect to all shares beneficially owned by him.

(4) Included in the number of shares are the following stock options with respect to each person: Mr. Burwell - 12,000 shares; Mr. Drapeau - 37,625 shares; Mr. Harmon - 10,000 shares; Mr. Johnson - 10,000 shares; Mr. LeJeune - 24,000 shares; Mr. Sill - 22,000 shares; Mr. Smith - 5,500 shares; Mr. Wahlquist - 14,000 shares; and Mr. Willette - 292,410 shares. The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1996.

(5) Mr. Burwell also owns hotel properties in Snowmass Village, Colorado and Madison, Wisconsin, and is a director of Children's Broadcasting Network.

(6) Messrs. Harmon and Johnson formed Centercom as a partnership in 1979 and incorporated the business in 1987. They held the positions with Centercom indicated above until the Company acquired Centercom from them on April 4, 1995, at which time they were elected directors of the Company.

(7) From 1988 to 1990, Mr. Smith was Vice President of Dealer Operations and Administration of Data Card Corporation, a credit card products company based in Minneapolis, Minnesota. From 1991 to 1996, he was Vice President and Chief Operating Officer of Pace, Inc., an environmental testing company based in Minneapolis, Minnesota.


                     CERTAIN INFORMATION REGARDING THE BOARD
                     OF DIRECTORS AND THE COMMITTEES THEREOF

     During the past fiscal year, the Board of Directors held four meetings. None of the members of the Board of Directors attended less than 75% of the meetings of the Board of Directors and meetings of the Committees of the Board of Directors, except Mr. Harmon. The Board of Directors does not have a nominating committee.

     The Compensation Committee, which is composed entirely of directors who are not officers or employees of the Company, determines the cash compensation of the Company's executive officers based upon recommendations submitted to it by the Chief Executive Officer. It also administers the Company's Performance Incentive Compensation Bonus Program and the stock option plans in which the Company's employees participate. The current members of the Compensation Committee are Roger F. Heegaard (Chair), Laurence F. LeJeune and Harold G. Wahlquist. The Compensation Committee held two meetings and acted by unanimous written consent on one occasion during the fiscal year ended January 31, 1996.

The Audit Committee, which is also composed entirely of directors who are not officers or employees of the Company, is responsible for (i) recommendation to the Board of Directors of independent auditors for the Company; (ii) review of the timing, scope and results of the audit examination conducted by the independent auditors and related fees; (iii) review of the scope and adequacy of the Company's internal accounting controls; and (iv) review of periodic comments and recommendations by the independent auditors. The current members of the Audit Committee are William D. Smith (Chair), Rodney P. Burwell, Robert Harmon, Jeffrey Johnson and Michael R. Sill. The Audit Committee held one meeting during the fiscal year ending January 31, 1996.


                            COMPENSATION OF DIRECTORS

     The eight non-employee members of the Company's Board of Directors (Messrs. Burwell, Harmon, Heegaard, Johnson, LeJeune, Sill, Smith and Wahlquist) are paid fees of $500 per meeting of the Board of Directors attended, but not more than $500 per quarter. No fees are paid to such members for attendance at meetings of Committees of the Board of Directors.

     The non-employee directors are also entitled to receive nonstatutory stock options under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "1995 Plan"). Pursuant to the terms of the 1995 Plan, in June 1995, Messrs. Burwell, Heegaard, LeJeune, Sill, Smith and Wahlquist were each granted nonstatutory stock options to purchase 2,000 shares of Common Stock at $6.875 per share. The exercise price for the stock options was equal to the fair market value of the Company's Common Stock on the date of grant. These stock options will become null and void if the shareholders do not approve adoption of the 1995 Plan at the Annual Meeting. In addition, in April, 1995, Messrs. Harmon and Johnson were each granted nonstatutory stock options to purchase 10,000 shares of Common Stock at $6.50 per share under the Company's then existing 1990 Non-Employee Directors Stock Option Plan (the "1990 Plan"). The 1990 Plan was terminated in June, 1995. The exercise price of the options granted under the 1990 Plan was equal to the fair market value of the Company's Common Stock on the date of grant. (See "Proposal No. 2 - Approval Of 1995 Non-Employee Directors Stock Option Plan."


                               EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company, including their names, ages, positions with the Company, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

     E. DAVID WILLETTE, 60, has been Chief Executive Officer and Treasurer of the Company since 1971, and Chairman of the Board since 1972. He also served as President from 1971 to 1995.

     DONALD J. DRAPEAU, 42, President and Chief Operating Officer, joined the Company in 1986 as General Manager of Sales and Marketing for the rental and duplication departments of Vaughn Communications Group. In 1987 he was promoted to General Manager of the rental division and in 1988 to General Manager of the duplication division, becoming a Vice President in 1989. He was promoted to President and Chief Operating Officer in 1995.

     WILLIAM D. DORNBUSCH, 49, Vice President and General Manager of the Vaughn Products Division, joined the Company's former Bloom Brothers Company's subsidiary in 1976 and assumed his present position in 1984.

     M. CHARLES REINHART, 45, Controller and Secretary, is a certified public accountant. He joined the Company's accounting staff in 1982, becoming Controller in 1983 and Secretary in 1987.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION:

     The objectives of the Company's Compensation policies are to:

     * Attract and retain highly qualified and motivated executive officers, which is critical to both the Company's near-term and long-term success.

     * Reinforce strategic performance objectives through the use of incentive compensation programs.

     * Create a mutuality of interests between the Company's executive officers and shareholders through compensation structures that share the risks and rewards of strategic decision making.

     * Provide compensation that will continue to be deductible by the Company for federal income tax purposes.

     The Committee's approach to base compensation is to offer competitive salaries in comparison to market practices. The Committee annually examines market compensation levels as a form of reference for annual salary adjustments. Salary decisions are determined in a structural annual review with recommendations from the Company's Chief Executive Officer. For the fiscal year ending January 31, 1996 ("fiscal 1996"), average base salaries of the Company's executive officers named under "Executive Officers" above, other than the Chief Executive Officer, increased 5.9% compared to 4.6% for the prior fiscal year ("fiscal 1995").

     The Company's Performance Incentive Compensation Bonus Program is an annual incentive bonus plan established to reward executive officers for their respective contributions in accomplishing the Company's annual financial objectives. The financial measures (e.g., pre-tax income, return on assets and cash flow) and target bonuses are set in the beginning of the fiscal year. Adjustments may be made during the year should unforeseen events occur.

     The recommendations of the Company's Chief Executive Officer are the primary consideration reviewed by the Committee when setting the annual goals and target bonuses for the other executive officers. The Committee seeks to strike a balance between overall corporate performance and performance of the specific areas of the Company under a participant's direct control. Balance supports the accomplishment of overall objectives and rewards individual contributions.

     Individual annual bonus level targets are generally consistent with market practices for positions with comparable decision making responsibilities. Target performance levels are also based upon historic patterns of Company performance and strategic objectives.

     A performance measure qualification threshold for each financial measure ensures that bonuses are not paid for substandard accomplishments. Each financial measure also has a cap to limit the Company's potential executive compensation expense. The average Performance Incentive Compensation bonus paid in fiscal 1996 to the executive officers named under "Executive Officers" above, other than the Chief Executive Officer, was 29% of their base salaries compared to 16% in fiscal 1995.

     The base salary and Performance Incentive Compensation bonus goals for E. David Willette, the Company's Chief Executive Officer, are also determined by the Committee in the manner described above. Mr. Willette's base salary increase was 6.8% for fiscal 1996, and 1.9% for fiscal 1995. The financial measures determining Mr. Willette's Performance Incentive Compensation bonus include improvement in Company earnings, returns on assets and cash flow. In fiscal 1996, Mr. Willette earned a Performance Incentive Compensation bonus equal to 39.6% of his base salary compared to a bonus of 19.1% of his base salary in fiscal 1995. The increased percentage is the result of increases in return on assets, earnings and cash flow.

     The Committee also seeks to match executive officer and shareholder interests in the Company's longer term performance by periodically granting executive officers nonstatutory stock options ("NSOs") and incentive stock options ("ISO"). ISOs are entitled to favorable income tax treatment under the Internal Revenue Code. The Company has three stock option plans (the 1988 Stock Option Plan, the 1990 Discounted Stock Option Plan and the 1995 Stock Option Plan), each administered by the Committee, under which these options are generally granted for terms of five or seven years. The exercise prices of the ISOs are not less than the fair market of the Company's Common Stock on the date of grant. NSOs may be granted at exercise prices of not less than 85% of the stock's fair market value on the date of grant under the 1988 and 1995 Stock Option Plans, while the NSOs granted under the 1990 Discounted Stock Option Plan are granted at exercise prices equal to the closing bid price of the Company's Common Stock on the last trading date preceding the date of grant. In general, the options may be exercised only while, and for certain periods after, the executive officer is employed by the Company. All ISOs and NSOs granted under the 1988 Stock Option Plan are exercisable in whole or in part throughout a five-year term.

     Under the Discounted Stock Option Plan, seven-year NSOs are granted to the Company's executive officers during the first half of a fiscal year at an "Original Option Price" equal to the fair market value of the Company's Common Stock on the date of grant. Upon the grant of an officer's first option under the Plan, the officer elects what percentage from 10% to 100% of the officer's annual Performance Incentive Compensation bonuses, if and to the extent later awarded, shall be applied on a cumulative basis to reduce the Original Option Prices of the options which may be granted to the officer under the Plan. The elected percentage may be changed only in the sole discretion of the Committee prior to the start of the fiscal year for which it is first to be effective. At the end of each fiscal year, the Committee determines the aggregate portion of the corresponding target bonus awarded. Each NSO is subject to discount for each of three fiscal years after grant. The "Final Discount Option Price", determined on a cumulative basis with respect to such third fiscal year, becomes the exercise price of the NSO for the five-year balance of the seven-year option term.

     NSOs granted under the 1990 Discounted Stock Option Plan vest for exercise purposes, on a year-to-year cumulative basis, as to one-third of the number of shares covered by the NSO. The vesting and discount pricing provisions of this Plan operate to permit the grant of an NSO to an officer only once in a period of three fiscal years and will generally induce the officer to defer exercise until after such third fiscal year. Application by the executive officers named in the Summary Compensation Table below of their respective annual Performance Incentive Compensation bonuses awarded for the last three fiscal years to reduce the exercise prices of their respective NSOs under the 1990 Discounted Stock Option Plan is shown below in footnote number one to the table.

     All ISOs and NSOs granted under the Company's 1995 Stock Option Plan are exercisable commencing six months after the date of grant subject to a five year cumulative vesting schedule as follows: 10% of the options are exercisable during the first year of the option term, an additional 15% of the options are exercisable during the second year of the option term, and an additional 25% of the options are exercisable during each of the third, fourth and fifth years of the option term. The Committee from time to time may also establish individual vesting performance goals for options though none have been separately established during the last three fiscal years.

     To further induce exercise and acquisition of the Company's Common Stock by its executive officers, in 1992 the Committee adopted a so-called "reload policy" with respect to option grants. Under this policy, ISOs and NSOs which an officer may elect to exercise by paying the exercise price with previously owned Company stock will qualify the officer for a new grant equal to the number of payment shares surrendered on exercise. The exercise price of the reload option is established at or with respect to the fair market value of the Company's stock at the time of the reload grant.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the named executive officers in the Summary Compensation Table below to $1 million, unless certain requirements are met. The Compensation Committee has determined that it is not presently necessary to modify any of the Company's current compensation programs or incentive plans, because compensation paid to the named executive officers thereunder would either be exempted under transition rules or be less than the $1 million limit and, therefore, deductible for federal income tax purposes. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The foregoing Compensation Committee Report will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                   Members of the Compensation Committee:

                                      Roger F. Heegaard, Chairman
                                      Laurence F. LeJeune
                                      Harold G. Wahlquist

COMPARATIVE STOCK PERFORMANCE

     The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Center for Research in Security Prices
(CRSP) Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks published by The University of Chicago Graduate School of Business. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks on January 31, 1991, and reinvestment of all dividends. No dividends were paid on the Company's Common Stock during the comparison period. The graph below shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                     Insert CRSP Comparison of Total Returns

     The Company selected the indices set forth in the Performance Graph above, rather than the S&P 500 Index and a peer group index, for two reasons. The Company's market capitalization is closer to the average market capitalization of the corporations in the CRSP Indices, and there is no published peer group index which includes corporations engaged in the Company's principal business segment, high volume video tape reproduction. Accordingly, the CRSP Index for NASDAQ Non-Financial Stocks is a more meaningful comparison.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company was, during the fiscal year ended January 31, 1996, an officer, former officer or employee of the Company. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the fiscal year ended January 31, 1996.










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                                       13

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years ended January 31 earned by or awarded to the Chief Executive Officer of the Company and the other executive officers of the Company who had annual salary and bonus compensation during the last fiscal year in excess of $100,000.


                                         Annual Compensation (2)       Long-Term
                                                                     Compensation
                                                                        Awards

                                                                      Securities
                                                                      Underlying
  Name and Principal                                                    Options/              All Other
       Position               Year      Salary ($)  Bonus(1) ($)      SARs(3) (#)       Compensation(4) ($)
- --------------------------------------------------------------------------------------------------------------
E. David Willette             1996       178,313      78,485             34,000                  -0-
Chief Executive Officer       1995       166,740      34,325               -0-                   -0-
                              1994       163,574      23,634             38,025                  -0-

Donald J. Drapeau             1996       113,588      37,198             12,500                 1,290
President and                 1995       105,933      24,107               -0-                  1,057
Chief Operating Officer       1994       104,213      25,051              7,500                 1,044

William D. Dornbusch          1996       88,446       22,740              5,500                  959
Vice President and            1995       85,773        8,460               -0-                   898
General Manager,              1994       81,369        4,691              9,765                  874
Vaughn Products Div.

M. Charles Reinhart           1996       76,637       25,562              6,700                  865
Secretary and Controller      1995       70,885       11,537               -0-                   794
                              1994       64,754        9,745              8,868                  771

_________________________
(1) Includes the following amounts awarded under the Company's Performance Incentive Compensation Program described in the Compensation Committee Report on Executive Compensation which the named executive officers elected to apply to reduce the Original Option Prices of their respective NSOs under the Company's 1990 Discounted Stock Option Plan: Mr. Willette - $16,000 in fiscal 1996, $16,000 in fiscal 1995, and $12,317 in fiscal 1994;
     Mr. Drapeau - $9,015 in fiscal 1995 and $14,336 in fiscal 1994; Mr. Dornbusch - $2,274 in fiscal 1996, $840 in fiscal 1995, and $469 in fiscal 1994; and Mr. Reinhart - $3,012 in fiscal 1996, $1,125 in fiscal 1995, and $975 in fiscal 1994.

(2) No executive officer received perquisites and other personal benefits from the Company in excess of $50,000 or 10% of such officer's total annual salary and bonus paid for the years indicated.

(3) No stock appreciation rights ("SARS") have been granted to the Company's executive officers during the last three fiscal years and no SARS were outstanding on January 31, 1996.

(4) The amounts shown are Company contributions to the respective 401 (k) Plan accounts of the Company's named executive officers.



                   [Balance of page intentionally left blank.]

OPTION GRANTS AND EXERCISES

     The following tables summarize for fiscal 1996 the option grants and exercises to or by the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at January 31, 1996.
No SARs have been granted since 1985, nor were any SARs exercised or outstanding during or at the end of fiscal 1996. The terms and conditions of the ISOs and NSOs under the Company's stock option plans are summarized in the Compensation Committee Report on Executive Compensation.

                                      Option/SAR Grants in Last Fiscal Year
                                      -------------------------------------                        Potential Realizable
                                          % of Total                                               Value  at Assumed
                         Number of        Options/SARs                                             Annual Rates of Stock
                         Securities       Granted to                                               Price Appreciation
                         Underlying       Employees     Exercise                                   for Option Term
                         Options/SARs     in Fiscal     or Base          Expiration
    Name                 Granted (#)      Year          Price ($/Sh)        Date          0 % ($)     5% ($)        10% ($)
- ------------------------------------------------------------------------------------------------------------------------------
E. David Willette          34,000            25%         5.84375        June 20, 2005     35,062     182,067        407,600
Donald J. Drapeau          12,500             9%         6.875          June 20, 2002        0        34,985         81,530
William D. Dornbusch        5,500             4%         6.875          June 20, 2002        0        15,393         35,873
M. Charles Reinhart         6,700             5%         6.875          June 20, 2002        0        18,752         43,700


                   [Balance of page intentionally left blank.]



          Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Value
          -------------------------------------------------------------------------------

                                                        Number of Securities        Value of Unexercised
                                                        Underlying Options/SARs     in-the-Money Options/SARs
                         Shares                         at Fiscal Year End          at Fiscal Year End
                         Acquired on     Value          Exercisable(E)              Exercisable(E)
       Name              Exercise (#)    Realized ($)   Unexercisable(U)            Unexercisable(U)
- --------------------------------------------------------------------------------------------------------------
E. David Willette          -0-              -0-               287,310 E                  2,142,134 E
                                                               30,600 U                    100,406 U

Donald J. Drapeau          -0-              -0-                35,750 E                    246,938 E
                                                               11,250 U                     25,312 U

William D. Dornbusch      1,350            9,281               30,299 E                    201,947 E
                                                                4,950 U                     11,137 U

M. Charles Reinhart       4,500           30,938               52,371 E                    385,137 E
                                                                6,030 U                     13,567 U



                   [Balance of page intentionally left blank.]

                                 PROPOSAL NO. 2
           APPROVAL OF 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

PROPOSAL

     The Board of Directors adopted the 1995 Non-Employee Directors Stock Option Plan (the "1995 Plan") on June 20, 1995, subject to approval of the 1995 Plan by the shareholders of the Company at the Company's 1996 Annual Meeting of Shareholders, to replace the then existing 1990 Non-Employee Directors Stock Option Plan (the "1990 Plan") adopted in 1990. The Board of Directors terminated the 1990 Plan as of June 20, 1995, and released the 8,000 shares of the Company's Common Stock reserved for issuance upon the exercise of options not yet granted under the 1990 Plan from such reservation. The 1995 Plan is intended to provide the Company with a means to provide incentives to attract and retain persons of desired ability as independent directors of the Company.

     The 1995 Plan is substantially similar to the 1990 Plan except with respect to the number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted under the 1995 Plan and the provisions pertaining to the automatic grant of options under the 1995 Plan. See "Plan Description" below.

     As of the date of this Proxy Statement, and pursuant to the terms of the 1995 Plan, options to purchase an aggregate of 12,000 shares of the Company's Common Stock have been granted under the 1995 Plan to six non-employee directors of the Company. The exercise of these options is contingent upon approval of the 1995 Plan by the shareholders of the Company at the Company's 1996 Annual Meeting of Shareholders. Accordingly, these options will become null and void if the shareholders do not approve of the adoption of the 1995 Plan.

PLAN DESCRIPTION

     The 1995 Plan reserves a total of 100,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the 1995 Plan.
The 1990 Plan reserved a total of 150,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the 1990 Plan. The 1995 Plan provides for the issuance of nonstatutory options to directors who are not employees of the Company at the time of the grant of the options, a group currently consisting of eight persons. (See "Proposal No. 1 - Election Of Directors.") Nonstatutory options do not qualify for favorable federal income tax treatment under Section 422 of the Internal Revenue Code of 1986. (See "Federal Income Tax Consequences" below.) The 1995 Plan is administered by the Company's Compensation Committee. (See "Certain Information Regarding The Board Of Directors and the Committees Thereof.") The 1995 Plan will terminate on June 20, 2005, unless the term is extended or terminated earlier by action of the Board of Directors.

     The 1995 Plan provides that on the date of the 1995 Annual Meeting of Shareholders and on the date of each Annual Meeting of Shareholders held in an odd numbered calendar year thereafter options for 2,000 shares of Common Stock shall be automatically granted to each non-employee director who (i) either is elected at such Annual Meeting of Shareholders or whose term as a director continues after such Annual Meeting of Shareholders and (ii) as of the date of grant has served as a director of the Company for at least two calendar years (as defined in the 1995 Plan). The Company will not receive any cash or other consideration for the granting of options under the 1995 Plan. The 1990 Plan provided for automatic grants of nonstatutory options to non-employee directors in amounts ranging from 10,000 to 2,000 shares upon initial election as a director and then upon completing four, nine and fourteen years of service as a director of the Company.

     The exercise price for options granted under the 1995 Plan must be equal to the fair market value of the Company's Common Stock on the date of grant. Options may be exercised through the payment of cash, by the transfer to the Company of previously acquired shares of the Company's Common Stock valued at fair market value on the date of exercise or any combination of cash and previously acquired shares of Common Stock. Options granted under the 1995 Plan are exercisable for a period commencing six months after the date of grant and terminating seven years after the date of grant; provided, however, that options granted prior to approval of the 1995 Plan by the Company's shareholders are not exercisable until such approval.

     Options granted under the 1995 Plan are nontransferable, except at death, and during the optionee's life may be exercised only by the optionee. If the optionee ceases to serve as a director of the Company by reason of death, disability or retirement at or after the age of 55, the optionee (or his personal representative in the case of death) may exercise any unexercised portion of his option through the remaining term of the option. If the optionee ceases to serve as a director of the Company for any other reason, the optionee may exercise any unexercised portion of his option for a period of 60 days after the date the optionee ceases to serve as a director of the Company.

     If options granted under the 1995 Plan lapse, terminate, expire or become canceled without having been exercised in full, the shares of Common Stock not purchased under such options will be available for purposes of new option grants under the 1995 Plan. The 1995 Plan provides for equitable adjustments in the number of shares of Common Stock subject to, and the exercise price of, outstanding options in the event of a stock dividend, stock split or other change in the Company's capitalization affecting the Common Stock of the Company.

     The Company's Board of Directors may amend the 1995 Plan at any time as determined to be in the best interests of the Company, which amendment may include an extension or termination of the 1995 Plan. The Board of Directors may not (i) increase the maximum number of shares of the Company's Common Stock reserved for issuance under the 1995 Plan, (ii) modify the provisions concerning the automatic grant of options or (iii) modify the requirements as to eligibility for participation in the 1995 Plan, without further approval by the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the Company's understanding of the federal income tax consequences of the 1995 Plan. It is provided for general informational purposes only and should not be construed as tax advice to or by any individual.

     An optionee will not realize taxable compensation income upon the grant of a nonstatutory option. In general, an optionee who exercises a nonstatutory option will realize taxable compensation income at that time equal to the difference between the fair market value of the shares of Common Stock on the date of exercise and the exercise price of the option. Any ordinary compensation income realized by an optionee upon exercise of a nonstatutory option will result in the Company being allowed a corresponding income tax deduction at that time. When an optionee disposes of shares of Common Stock acquired by the exercise of a nonstatutory option, any amount realized which is in excess of the fair market value of the shares of Common Stock on the date of exercise will be treated as short-term or long-term capital gain, depending on the holding period of such shares.

CURRENT MARKET PRICE OF COMMON STOCK

     The last sales price for shares of the Company's Common Stock on May 1, 1996 as reported by the NASDAQ National Market System was $9.13 per share.

OPTIONS TO EXECUTIVE OFFICERS, DIRECTORS AND EMPLOYEES

     The following table sets forth certain information as of the date of this Proxy Statement with respect to all options granted and to be granted (to the extent that future grants of options are known as of the date of this Proxy Statement) to (i) all current directors of the Company who are not also executive officers of the Company and (ii) each nominee for election as a director of the Company at the 1996 Annual Meeting of Shareholders. No information is provided for (i) the Chief Executive Officer, (ii) any executive officer of the Company whose annual salary and bonus for the year ended January 31, 1996 exceeded $100,000, (iii) all current executive officers of the Company as a group, (iv) all employees of the Company, including all current officers who are not executive officers, as a group, as none of these persons or groups are eligible to participate in the 1995 Plan.

     NAME OR GROUP OF HOLDERS                     NUMBER OF SHARES
     ------------------------                     ----------------
     Current directors who are not executive
       officers as a group (8 persons)                 12,000 (1)

     Donald J. Drapeau
       Current and nominee director                       0

     Robert Harmon
       Current and nominee director                       0

     NAME OR GROUP OF HOLDERS                     NUMBER OF SHARES
     ------------------------                     ----------------
     Roger F. Heegaard
       Current and nominee director                    2,000 (1)

     William D. Smith
       Current and nominee director                    2,000 (1)

_________________________________
(1) These options will become null and void if the shareholders do not approve the 1995 Plan at the 1996 Annual Meeting of Shareholders.

VOTE REQUIRED

     The affirmative vote of shareholders of the Company owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present in person and by Proxy, and entitled to vote, at the 1996 Annual Meeting of Shareholders is necessary to approve the adoption of the 1995 Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE ADOPTION OF THE 1995 PLAN, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH APPROVAL, UNLESS OTHERWISE DIRECTED.


                          TRANSACTIONS WITH MANAGEMENT

E. D. WILLETTE STOCK PUT REDEMPTION AGREEMENT, INCLUDING CHANGE OF CONTROL PROVISION

     Pursuant to a Stock Put Redemption Agreement between the Company and E. David Willette dated August 27, 1986, as amended and restated June 24, 1992, the Company has agreed to redeem shares of Common Stock having a value of up to $1,500,000 from Mr. Willette's estate, following his death, or, unless the Company's Board of Director's determines such redemption is not in the Company's best interests, from Mr. Willette directly, if any purchaser other than Mr. Willette (referred to as an "Interested Shareholder") should acquire beneficial ownership of more than 20% of the Company without Board approval. (See "Voting Securities and Principal Holders Thereof.")

     The put option to require or request redemption by the Company may be exercised at any time up to one year after the date of the event giving rise to the option. The per share redemption price, in the event of Mr. Willette's death, will be the greater of the fair market value or book value of the Common Stock at the time of his death. The per share redemption price, in the event an Interested Shareholder acquires more than 20% of the Company, will be the greater of fair market value, the highest price paid by the Interested Shareholder, or a multiple of ten (10) times the Company's last year net pretax earnings per share. Any redemption from Mr. Willette's estate will be paid out of the proceeds of a $1,500,000 life insurance policy which the Company is required to carry on Mr. Willette's life.

     The Company entered into the Stock Put Redemption Agreement with Mr. Willette to induce him to continue his employment with the Company and to permit an orderly disposition of shares which may be held by his estate. The Agreement, as amended and restated, is also designed to encourage purchasers seeking to acquire control of the Company to first negotiate with the Board arrangements which are fair to all shareholders.

     Since the Agreement is designed in part to discourage accumulations of large amounts of stock by such purchasers, the Agreement could tend to reduce temporary increases in the market price of the Company's stock that could be caused thereby. As a result, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher market prices. The Board believes protecting its ability to negotiate with an Interested Shareholder seeking to change control of the Company is preferable to discouraging such a proposal.

     The Stock Put Redemption Agreement is subject to termination upon the occurrence of a number of events, including the bankruptcy or insolvency of the Company, cessation of business, voluntary termination of employment by Mr. Willette prior to age 60 or involuntary termination by the Company for cause.

ACQUISITION OF CENTERCOM FROM JEFFREY JOHNSON AND ROBERT HARMON AND RELATED TRANSACTIONS

     Pursuant to a Stock Purchase Agreement of even date (the "Centercom Purchase Agreement"), on April 4, 1995, the Company acquired by purchase all of the capital stock of Centercom, Inc., a Wisconsin corporation, and Centercom South, Inc., a Florida corporation, (collectively "Centercom"). Centercom is a national video tape duplication company with duplication facilities in Milwaukee, Wisconsin, Chicago, Illinois and Tampa, Florida. Except for specific customer identity and geographic concentration, Centercom's business is substantially similar to the video tape duplication business of the Company's Vaughn Communications Division of which Centercom has become a part.

     Centercom's two equal former shareholders are Jeffrey Johnson and Robert Harmon. Pursuant to the Centercom Purchase Agreement, on April 4, 1995, the Company's Board of Directors elected Messrs. Johnson and Harmon to two newly created directorships on the Company's Board (and the Audit Committee thereof) (see "Election of Directors" and "Certain Information Regarding the Board of Directors and the Committees Thereof" above).

     The purchase price for the capital stock of Centercom was $6,420,000, paid equally to Messrs. Johnson and Harmon. The Company paid $5,250,000 cash at closing and issued 180,000 shares of the Company's Common Stock, valued at $6.50 per share ($1,170,000 in the aggregate), equal to the closing sale price of the stock on NASDAQ on April 3, 1995.

     The Centercom Purchase Agreement grants Messrs. Johnson and Harmon certain demand and participatory rights to have any or all of said 180,000 shares registered for resale by them under the Securities Act of 1933. Messrs. Johnson and Harmon have demanded that all such shares be registered. The Company has filed a registration statement therefor with the Securities and Exchange Commission and is required to keep it effective until April 4, 1997, or, if earlier, until Messrs. Johnson and Harmon have sold all such shares.

     The Centercom Purchase Agreement also provides that Messrs. Johnson and Harmon will be paid $100,000 each per year for a period of seven years ending April 3, 2002, under consulting and noncompete agreements. These agreements provide that Messrs. Johnson and Harmon will each be on call to provide up to 500 hours of consulting services to the Company during the first year of the agreements and up to 300 hours in each of the six remaining years. Each will also be prohibited from competing with the Company in any geographic location within the United States for the seven-year term of the agreements.

     The Company also entered into two ten-year leases for the video tape duplication facilities owned by a partnership of Messrs. Johnson and Harmon in Milwaukee, Wisconsin. The two leases expire April 3, 2005. One facility totals approximately 22,847 feet at an annual net rent of $146,221. The other adjacent facility totals approximately 15,144 square feet at an annual net rent of $40,132 for the first three years and $53,004 for the remaining seven years.
The Company merged its preexisting facilities in Milwaukee into these Centercom facilities. Management of the Company believes that the facilities leased from Messrs. Johnson and Harmon are necessary for its video tape duplication business and that the lease terms and conditions are no less favorable to the Company than could have been obtained from an unrelated third party.

     See "Compensation of Directors" above for a discussion of the option grants to Messrs. Johnson and Harmon on April 4, 1995, under the Company's then existing 1990 Non-Employee Directors' Stock Option Plan.


                        SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as the auditors of the Company's financial statements for the fiscal year ending January 31, 1997. Ernst & Young LLP, or a predecessor thereof, has audited the Company's financial statements for a number of years and has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

                                   APPENDIX A

                           VAUGHN COMMUNICATIONS, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     1.   PURPOSE

     The Plan is intended to provide a means for Vaughn Communications, Inc. (the Company), by offering incentives to non-employee Directors, to attract and retain persons of ability as members of the Company's Board of Directors and motivate them to advance the interests of the Company.

     It is intended that the options granted under the Plan constitute "nonstatutory options," i.e., options not qualifying under Section 422 or other similar provisions of the Internal Revenue Code 1986, as from time to time amended.

     2.   SHARES SUBJECT TO THE PLAN

     A total of 100,000 shares of authorized but unissued or reacquired $.10 par value Common Stock of the Company (the "Shares") is reserved for issuance upon exercise of options under the Plan. If any option expires or terminates without having been exercised in full, the unacquired Shares shall be available for the grant of future options under the Plan.

     3.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

     4.   ELIGIBILITY AND AMOUNT OF GRANT

     Options for 2,000 Shares each shall be automatically granted by the Company under the Plan on June 20, 1995, the date of the Company's 1995 Annual Meeting of Shareholders, and biannually on the date of each Annual Meeting of Shareholders held in each odd calendar year thereafter, to each non-employee director of the Company elected at each such Annual Meeting of Shareholders or whose term of office as a director continues after such Annual Meeting of Shareholders and who as of the date thereof has served for at least two (2) calendar years (assuming for such purpose that the Annual Meeting of Shareholders in each year is one calendar year after and prior to the date of the preceding and subsequent Annual Meeting of Shareholders, notwithstanding the actual calendar days then elapsed) (individually an "Optionee" and collectively the Optionees").

     The only persons eligible to be Optionees under the Plan are persons who are non-employee members of the Company's Board of Directors on the respective dates of grant set forth above, but Optionees who cease to be such thereafter may continue to hold and exercise the options granted to them hereunder in accordance with the terms and conditions hereof.

     5.   OPTION PRICE

     The option exercise price for the options granted under the Plan shall equal One Hundred Percent (100%) of the fair market value of the Company's Common Stock on the date of grant. Fair market value shall be determined by the Committee based upon the last sale price per share of the Company's Common Stock in the National Association of Securities Dealers Automated Quotations System (NASDAQ) for National Market Issues or, as applicable, for Small-Cap Issues, as reported by the National Association of Securities Dealers for the last business trading day preceding the date of grant, or, if the Common Stock is not traded on NASDAQ, through such other measure or means as the Committee may in good faith determine to be appropriate to determine such fair market value. The Committee may authorize the Chief Executive Officer or Secretary of the Company to make any determinations required in this Section 5.

     6.   OPTION TERMS

     The options granted hereunder shall be evidenced by an Option Agreement, in the form attached hereto as Exhibit A, executed as of the date of grant by the Company and the Optionee, on identical terms and conditions for each option, except for the respective date of grant and corresponding option exercise price, and including the following:

          (a) The Option Agreement shall specify that the option is a nonstatutory option for 2,000 Shares and shall set forth the option exercise price. It shall also specify that the option shall not be exercisable for a period of six (6) months after the date of grant and shall first become exercisable on the last day of such six month period.

          (b) The option price shall be paid at the time of exercise which shall be in writing and, at the election of the Optionee, may be paid in cash and/or by the sale and delivery of certificate(s) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares so sold to the Company in payment of the option price shall be valued at fair market value on the exercise date as determined by the Committee. Fair market value for this purpose shall be determined in the same manner provided by Section 5 substituting the date of exercise for the date of grant. Any fractional share not required for payment of the option price shall be paid for the Company in cash on the basis of the same value utilized for such exercise.

          (c) Except as otherwise provided in this subsection and in subsections (a) above and (e) below, the Optionee may exercise the option in whole or in part at any time after grant of the option and prior to seven (7) years from that date; provided, however, that the option shall not be exercisable until, and shall be subject to, approval of the Plan by the shareholders of the Company at a meeting duly called and held for such purpose not later than the Annual Meeting of Shareholders in 1996. Approval shall require a quorum and a majority vote of the shares owned by those shareholders present, or represented, and entitled to vote at the meeting.

          (d) Unless the issuance of the Shares upon the exercise of an option hereunder is registered under federal and state securities laws, the Optionee shall be required to give an investment representation at the time of exercise, and transfer of the Shares shall be appropriately restricted. The Company shall not be obligated for but does currently anticipate registration of the Shares issued under the Plan under federal and certain state securities laws.

          (e) If the Optionee, until such time continuously serving as a Director of the Company, is terminated as a Director by reason of death or disability or by retirement at or after age 55, the option, to the extent not previously exercised, may be exercised in whole or in part during the balance of term of the option, except that no option shall be exercisable for a period of six (6) months after the date of grant. In the event of the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate and/or by the Optionee's heirs, as the case may be. If the Optionee's service as a Director terminates for any other reason, the option shall be exercisable according to its terms, but shall expire sixty (60) days after the date the Optionee's service as a Director terminates. Notwithstanding anything herein to the contrary, unless expiring earlier, all options granted under the Plan shall terminate and expire seven (7) years after the date of grant.

          (f) The options hereunder shall not be transferable by the Optionee except by will or the laws of descent and distribution. During the Optionee's life, the options shall be exercisable only by the Optionee and only while and if continuously serving as a Director of the Company, except as provided in Section 6(f) above.

     7.   TERMINATION

     Unless extended or sooner terminated by action of the Company's Board of Directors, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration.

     8.   EFFECTIVE DATE

     The effective date of the Plan shall be June 20, 1995, the date of adoption by the Company's Board of Directors. Options under the Plan shall be automatically granted in accordance with Section 6 hereof.

     9.   ADJUSTMENT OF SHARES

     In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Common Stock of the Company, appropriate equitable Share and per Share option price adjustments in outstanding options shall be made by the Committee to prevent dilution or enlargement of rights.

     10.  AMENDMENT

     The Company's Board of Directors may amend the Plan at any time as determined to be in the best interests of the Company, including any amendment to extend or terminate the Plan. The Board shall not, however, without shareholder approval, increase the maximum number of Shares subject to the Plan, or to the options to be automatically granted in accordance with the Plan, or restrict the class of persons eligible to be granted options under the Plan. Provided, further, in accordance with Rule 16b-3 (c) (2) (ii) under the Securities Exchange Act of 1934, as said Rule may from time to time be amended, that the amount and frequency of the option grants under the Plan shall not, in any event, be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                           VAUGHN COMMUNICATIONS, INC.

                     1995 NON-EMPLOYEE DIRECTOR NONSTATUTORY
                              STOCK OPTION AGREEMENT





     VAUGHN COMMUNICATIONS, INC., a Minnesota corporation (the "Company"), pursuant to the 1995 Non-Employee Director Stock Option Plan previously adopted by the Board of Directors of the Company (the "Plan"), and in consideration of services as a member of the Board of Directors of the Company to be rendered by __________________ (the "Optionee"), hereby grants to the Optionee a nonstatutory stock option (the "Option") not in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase 2,000 shares of the Company's $.10 par value Common Stock (the "Shares") at a price of $____ per Share (the "Purchase Price"), equal to 100% of the fair market value of the Common Stock on the date of grant (set forth at the end of this Agreement), determined in accordance with Section 5 of the Plan. This grant is made on the following terms and conditions.

     NONSTATUTORY STOCK OPTION

     1.   The Optionee may first exercise the Option at any time on or after six
(6) months after the date of grant (set forth at the end of this Agreement) and thereafter may exercise the Option at any time on or before ___________, 19___, (seven (7) years after such date of grant); provided, however, that the Option shall not be exercisable unless and until the Plan has been approved by the shareholders of the Company as provided in the Plan.

     2. The Option shall not be transferable by the Optionee, except by will or the laws of descent and distribution. During the Optionee's life, the Option shall be exercisable only by the Optionee and only while and if the Optionee is continuously serving as a Director of the Company, except as provided in Section 4 of this Agreement.

     3. The Option may be exercised in whole or in part, from time to time, by delivery to the Secretary of the Company of a written notice specifying the number of Shares desired to be purchased and accompanied by full payment of the Purchase Price, at the election of the Optionee, in cash and/or by delivery of certificate(s) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares endorsed and delivered to the Company in payment of the Purchase Price shall be valued at the fair market value of the shares on the date of exercise. Fair market value for this purpose shall be determined in accordance with Section 6(b) of the Plan. Any fractional share not required for payment of the Purchase Price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

     4. All unexercised rights under the Option shall expire at the end of the term specified in Section 1 above or on such earlier date sixty (60) days after termination of Optionee's directorship for any reason other than by reason of death or disability or retirement at or after age 55. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate and/or by the Optionee's heirs entitled by law to the Optionee's rights under the Option, as the case may be.

     5. Unless the issuance of the Shares purchased upon the exercise of the Option is registered with federal and state securities authorities (which is anticipated, but for which the Company has no obligation), or is determined by counsel for the Company to be exempt from such registration without need therefor, the Optionee shall be required to sign and be bound by a customary "investment letter", setting forth the Optionee's investment representation and securities law transfer restrictions consistent with federal and state securities law exemptions from registration for issuance of the Shares on exercise and consistent with Rule 144 under the Securities Act of 1933 and requisite legends shall be placed upon the certificates for the Shares. Without regard to registration or exemption therefrom on exercise, because the Optionee may be an affiliate of the Company within the meaning of said Rule 144, securities law transfer restrictions consistent with said Rule 144 shall in any event be applicable and requisite legends and stop transfer orders shall be placed upon or against the certificates for the Shares by the Company's Transfer Agent and Registrar.

     6. If prior to the expiration of the Option, the Shares then subject to the Option shall be affected by any recapitalization, merger, consolidation, reorganization, stock dividend, stock split, or other change in capitalization affecting the present Common Stock of the Company, then the number and kind of Shares covered by this Agreement, and the Purchase Price per Share, shall be appropriately adjusted in accordance with the Plan to prevent dilution or enlargement of the Optionee's rights which might otherwise result.

     7. It is intended that the Plan and this nonstatutory Option comply and be interpreted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The provisions of the Plan pertaining to Options, to the extent not set forth in this Agreement, are incorporated herein by reference.

     IN WITNESS WHEREOF, this Non-Employee Director Nonstatutory Stock Option Agreement is hereby executed as of the ___ day of ____________, 199__ (date of grant).



                              VAUGHN COMMUNICATIONS, INC.



                              By _______________________________

                                   Its _________________________



                              OPTIONEE:

                              _________________________________

                                   APPENDIX B

                           VAUGHN COMMUNICATIONS, INC.

                                    PROXY FOR

                  ANNUAL MEETING OF SHAREHOLDERS, JUNE 19, 1996





     The undersigned, revoking all prior proxies, appoints E. David Willette and
M. Charles Reinhart, or either of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Vaughn Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 19, 1996, at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, commencing at 4:00 p.m., and any adjournment thereof, upon the following matters:



     1.   ELECTION OF DIRECTORS



          ____ For all four nominees listed below (except as marked to the contrary below).



          ____  Withhold authority to vote for all nominees listed below.



          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)



          Donald Drapeau, Robert Harmon, Roger Heegaard and William Smith



          2. PROPOSAL TO APPROVE THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



               ____  FOR          ____  AGAINST           ____  ABSTAIN



          3. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR OF ANY ADJOURNMENT THEREOF.



               ____  FOR          ____  AGAINST           ____  ABSTAIN



(To execute your proxy, please date and sign below, and return to the Company in the envelope provided.)



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS.



Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.



Dated:  ____________________, 1996

                              _________________________________________

                              _________________________________________

                              Please sign this proxy exactly as your name appears on your certificate. Joint owners should each sign personally. Trustees and executors and others signing in a representative capacity should indicate the capacity in which they sign.